Exhibit 99.1

Webcast/Conference Call TODAY, Monday, February 29 at 5:00 p.m. ET
WEBCAST LINK:	www.carmikeinvestors.com (archived for 30 days)
CALL DIAL-IN:	877/243-0794 or 212/231-2905 (international callers)
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CARMIKE CINEMAS Reports All Time Records in Revenue, Operating Income, Theatre
Level Cash Flow and Adjusted EBITDA

COLUMBUS, Georgia – February 29, 2016 - Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema, alternative programming and 3-D motion picture exhibitor, today reported results for the three and twelve month periods ended December 31, 2015, as summarized below.
SUMMARY FINANCIAL DATA
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2015	2014	2015	2014
Total operating revenues	$220.7	$185.4	$804.4	$689.9
Operating income	23.7	11.8	65.4	41.0
Interest expense	12.3	12.7	50.0	51.7
Theatre level cash flow (1)	52.0	34.5	160.1	124.3
Net income (loss)	6.9	(2.2)	(0.4)	(8.9)
Adjusted net income (loss) (1)	10.3	(0.8)	17.5	(2.6)
Adjusted EBITDA (1)	44.7	27.7	135.1	101.3

(in millions)	Dec. 31, 2015	Dec. 31, 2014
Total debt(1)	$454.7	$445.1
Net debt(1)	$352.2	$347.5

(1)
Theatre level cash flow, adjusted net income (loss), adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow, adjusted EBITDA and adjusted net income (loss) to net income (loss) for the three and twelve months ended December 31, 2015 and 2014, as well as a schedule of total debt and net debt as of December 31, 2015 and December 31, 2014, are included in the supplementary tables accompanying this news announcement.

“Carmike’s record fourth quarter and 2015 full year financial results reflect the ongoing success of our theatre-level initiatives, the progress we are achieving with our value-building theatre acquisition and organic growth strategies and the overall strength of the U.S. box office. Our admissions revenue growth per screen of over 15% in the 2015 fourth quarter and 9% for the full year, outpaced the industry by almost 500 and 200 basis points, respectively. We achieved record results across several key financial metrics, including a 19% rise in operating revenues to an all-time quarterly record, as well as a rise in operating income of over 100%, which drove increases in adjusted EBITDA and theatre level cash flow of approximately 61% and 51%, respectively,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer.

"With the acquisition completed in October, we were pleased to welcome the Sundance Cinemas associates and guests to the Carmike family. This high profile circuit increased our presence in some of the country's largest DMAs."

"From the box office to the corporate office, the people of Carmike remain committed to providing best-in-class entertainment experiences to our guests. We are extremely pleased with our record 2015 fourth quarter and full year financial results and are optimistic about the prospects for 2016,” concluded Mr. Passman.

THEATRE PERFORMANCE STATISTICS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Average theatres	275	276	272	262
Average screens	2,930	2,907	2,895	2,758
Average attendance per screen (1)	5,618	5,351	22,583	21,414
Average admission per patron (1)	$8.08	$7.35	$7.55	$7.23
Average concessions and other sales per patron (1)	$5.33	$4.57	$4.84	$4.45
Total attendance (in thousands) (1)	16,460	15,555	64,935	59,056
Total operating revenues (in thousands)	$220,694	$185,387	$804,368	$689,929

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Our fourth quarter operating revenue increase of 19% reflects a 16.3% increase in admissions revenue and a 23.4% rise in concessions and other revenue based on higher attendance and per patron spend. Q4 average ticket prices and concessions and other spending per patron rose 9.9% and 16.6%, respectively. Overall, guests spent an average of $13.41 per Carmike visit in the fourth quarter, representing a 12.5% increase in combined per-patron spending, compared to the prior year. We believe growth in these metrics showcases the success of our initiatives focused on increasing attendance, growing concession sales and further leveraging our overall theater-level operations.

“The year-over-year increases in our three theatre-level expense categories primarily reflect the overall increase in Carmike’s average screen count related to recent acquisitions and new theatre openings as well as the favorable industry box office. Notably, as a percentage of total operating revenues, on a combined basis, these theatre-level expense categories decreased from the comparable year ago period by 440 basis points to 38.5%.

“Fourth quarter adjusted EBITDA increased 61.4% to $44.7 million versus the same period last year and theatre level cash flow rose approximately 50.6% over Q4 2014 to $52.0 million. Our Adjusted EBTIDA margin of 20.3% marked a 530 basis point improvement over the prior year’s fourth quarter.

“Reflecting Carmike's commitment to building long term shareholder value, and to underscore our confidence in our strategies, the Board of Directors recently authorized a $50 million share repurchase program, which resulted in repurchases of approximately 305,000 shares at an average price of $22.42 per share. With a healthy balance sheet, including cash in excess of $100 million, Carmike has the liquidity and financial flexibility to further expand through additional accretive acquisitions and new build growth opportunities while maintaining modest leverage of sub-4x, and returning capital to shareholders through opportunistic share repurchases and pursuing other initiatives that enhance shareholder value,” concluded Mr. Hare.

About Carmike Cinemas
Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation's largest motion picture exhibitors. Carmike has 276 theatres with 2,954 screens in 41 states. The circuit includes 55 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 32 "BigDs," 21 IMAX auditoriums and two MuviXL screens. As "America's Hometown Theatre Chain" Carmike's primary focus is mid-sized communities. Visit www.carmike.com for exact show-times and to purchase tickets.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding results from our operating strategies, box office performance, operating results from our recent acquisitions, food and beverage strategies, circuit expansion, the impact of our share repurchase program and additional acquisition opportunities. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in the agreements governing our indebtedness; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; the effect of our leverage on our financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist acts; changes in tax laws, regulations and rates; financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of our business; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Non-GAAP Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income (loss), total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income (loss) is defined as net income (loss) plus impairment of long-lived assets, loss on extinguishment of debt, merger and acquisition-related expenses, share-based compensation expense and (gain) loss on sale of property and equipment, net of tax. Carmike believes adjusted net income (loss) is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income (loss) plus income tax expense (benefit), interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income (loss) from unconsolidated affiliates, loss from discontinued operations, loss on extinguishment of debt, merger and acquisition-related expenses, share-based compensation expense, (gain) loss on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

Contact:
Norberto Aja or Jennifer Neuman                        Richard B. Hare
JCIR                                        Chief Financial Officer
212/835-8500 or ckec@jcir.com                            706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Admissions	$133,025	$114,352	$490,001	$427,212
Concessions and other	87,669	71,035	314,367	262,717
Total operating revenues	220,694	185,387	804,368	689,929
Operating costs and expenses:
Film exhibition costs	74,306	63,436	276,654	235,457
Concession costs	9,485	7,895	36,173	30,310
Salaries and benefits	25,698	23,986	101,203	91,954
Theatre occupancy costs	25,357	23,779	96,710	86,876
Other theatre operating costs	33,807	31,744	133,537	121,025
General and administrative expenses	8,827	9,829	34,028	32,268
Depreciation and amortization	15,091	13,331	56,380	49,234
(Gain) loss on sale of property and equipment	131	(2,071)	(3,234)	(1,451)
Impairment of long-lived assets	4,271	1,655	7,529	3,212
Total operating costs and expenses	196,973	173,584	738,980	648,885
Operating income	23,721	11,803	65,388	41,044
Interest expense	12,342	12,745	49,958	51,707
Loss on extinguishment of debt	—	—	17,550	—
Income (loss) before income tax and income from unconsolidated affiliates	11,379	(942)	(2,120)	(10,663)
Income tax expense (benefit)	6,681	1,121	3,456	(1,407)
Income (loss) from unconsolidated affiliates	2,165	(180)	5,128	366
Income (loss) from continuing operations	6,863	(2,243)	(448)	(8,890)
Loss from discontinued operations	—	—	—	(52)
Net income (loss) income available for common stockholders	$6,863	$(2,243)	$(448)	$(8,942)
Weighted average shares outstanding:
Basic	24,612	24,275	24,595	23,392
Diluted	25,122	24,275	24,595	23,392
Net income (loss) per common share (Basic)
Income (loss) from continuing operations	$0.28	$(0.09)	$(0.02)	$(0.38)
Net income (loss) per common share	$0.28	$(0.09)	$(0.02)	$(0.38)
Net income (loss) per common share (Diluted)
Income (loss) from continuing operations	$0.27	$(0.09)	$(0.02)	$(0.38)
Net income (loss) per common share	$0.27	$(0.09)	$(0.02)	$(0.38)
Dividends declared per share	$—	$—	$—	$—

CARMIKE CINEMAS, INC. and SUBSIDIARIES
SUPPLEMENTARY NON-GAAP RECONCILIATIONS
THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)
($ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$6,863	$(2,243)	$(448)	$(8,942)
Income tax expense (benefit)	6,681	1,121	3,456	(1,407)
Interest expense	12,342	12,745	49,958	51,707
Depreciation and amortization	15,091	13,331	56,380	49,234
EBITDA	$40,977	$24,954	$109,346	$90,592
(Income) loss from unconsolidated affiliates	(2,165)	180	(5,128)	(366)
Loss from discontinued operations	—	—	—	52
Loss on extinguishment of debt	—	—	17,550	—
Loss (gain) on sale of property and equipment	131	(2,071)	(3,234)	(1,451)
Impairment of long-lived assets	4,271	1,655	7,529	3,212
Merger and acquisition-related expenses	195	488	2,725	4,309
Share-based compensation expense	1,284	2,490	6,341	4,909
Adjusted EBITDA	$44,693	$27,696	$135,129	$101,257
General and administrative expenses	7,348	6,851	24,962	23,050
Theatre level cash flow	$52,041	$34,547	$160,091	$124,307

TOTAL DEBT AND NET DEBT (Unaudited)
($ in thousands)

	December 31, 2015	December 31, 2014
Current maturities of capital leases and long-term financing obligations	$9,978	$9,667
Long-term debt	223,406	205,205
Capital leases and long-term financing obligations, less current maturities	221,315	230,203
Total debt	$454,699	$445,075
Less cash and cash equivalents	(102,511)	(97,537)
Net debt	$352,188	$347,538

ADJUSTED NET INCOME (LOSS) (Unaudited)
($ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$6,863	$(2,243)	$(448)	$(8,942)
Impairment of long-lived assets	4,271	1,655	7,529	3,212
Merger and acquisition-related expenses	195	488	2,725	4,309
Loss on extinguishment of debt	—	—	17,550	—
Loss (gain) on sale of property and equipment	131	(2,071)	(3,234)	(1,451)
Share-based compensation expense	1,284	2,490	6,341	4,909
Tax effect of adjustments to net income (loss)1	(2,470)	(1,076)	(12,983)	(4,611)
Adjusted net income (loss)	$10,274	$(757)	$17,480	$(2,574)

Weighted average shares outstanding (basic)	24,612	24,275	24,595	23,392
Weighted average shares outstanding (diluted)	25,122	24,275	25,079	23,392
Adjusted net income (loss) per share (basic)	$0.42	$(0.03)	$0.71	$(0.11)
Adjusted net income (loss) per share (diluted)	$0.41	$(0.03)	$0.70	$(0.11)
(1) Adjustments to net income for the three and twelve months ended December 31, 2015 and 2014 are shown net of tax effect of 42.0%.